Exhibit 10.1

Stock Repurchase Agreement

This Stock Repurchase Agreement (this “Agreement”) is entered into as of April 21, 2025, by and between HG Holdings, Inc., a Delaware corporation (the “Company”), and each of the entities listed on Schedule A hereto (each a “Seller” and collectively the “Sellers”), each of which owns, directly or indirectly, the securities of the Company set forth opposite such Seller’s name on Schedule A hereto. The Company and the Sellers may be collectively referred to herein as the “parties,” or individually as a “party.”

RECITALS

WHEREAS, the Sellers hold an aggregate of 1,165,049 shares of the Company’s Common Stock, par value $0.02 per share (the “Common Stock”);

WHEREAS, the Sellers desire to sell, and the Company desires to repurchase, an aggregate of 402,322 shares of the Common Stock held by the Sellers (the “Repurchase Shares”), on the terms and subject to the conditions contained in this Agreement (the “Repurchase”); and

WHEREAS, it is the intention of the parties that the Repurchase be a private sale of securities that is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. REPURCHASE.

(a)          Repurchase. At the Closing (as defined below), the Company hereby agrees to repurchase from the Sellers, and the Sellers hereby agree to sell, assign, transfer and deliver to the Company, all of the Sellers’ right, title and interest in the Repurchase Shares for consideration of $7.80 multiplied by the number of Repurchase Shares, for an aggregate purchase price of $3,138,111.60 (the “Repurchase Amount”). The Company shall, or shall cause its transfer agent to, cancel on its books and records the Repurchase Shares and in lieu thereof, shall deliver promptly to Solas Capital Management, LLC (“Solas”), a Delaware limited liability company and the investment manager of each Seller, on behalf of each Seller, the Repurchase Amount by wire transfer (subject to Section 1(b) below) of immediately available funds to an account designated by Solas to the Company prior to the Closing. Thereupon, the Sellers’ rights in and to the Repurchase Shares shall terminate, and the Repurchase Shares shall be restored to the status of authorized but unissued shares of Common Stock.

(b)         Withholding Rights. If required by law, the Company shall be entitled to deduct and withhold from the Repurchase Amount such amounts as it may be required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended, or any provision of state or local tax law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Sellers in respect of which such deduction and withholding were made by the Company.

(c)          Closing. The closing of the Repurchase (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date hereof remotely by exchange of documents and signatures (or their electronic counterparts).

SECTION 2. SELLER REPRESENTATIONS AND WARRANTIES. In connection with the Repurchase, each Seller represents and warrants to the Company as follows:

(a)          Ownership of Repurchase Shares. The Seller owns all right, title and interest (legal and beneficial) in and to all of the Repurchase Shares set forth opposite such Seller’s name on Schedule A hereto free and clear of all liens, including without limitation any lien, pledge, claim, security interest, encumbrance, mortgage, assessment, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise. Upon delivery and payment for the Repurchase Shares set forth opposite such Seller’s name on Schedule A hereto, the Company shall acquire valid and unencumbered title to such Repurchase Shares. No person has any agreement, option, understanding or commitment (oral or in writing) with the Seller, or any right or privilege capable of becoming an agreement, option or commitment, for the purchase or acquisition of any of the Repurchase Shares set forth opposite such Seller’s name on Schedule A hereto.

(b)          Authorization and Enforceability. The Seller has full power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)          No Conflicts; No Consents or Approvals. The Seller’s execution of this Agreement and the consummation of the transactions contemplated hereby do not violate any order, writ, injunction or decree of any court, administrative agency or governmental body, and will not conflict with or result in a default under any agreement, order, or decree, or the like, to which the Seller is a party or by which the Seller may be bound or affected. The Seller is not subject to any restraint or limitation upon the sale of the Repurchase Shares set forth opposite such Seller’s name on Schedule A hereto, and no consent from any person, entity or governmental agency or authority is required for the sale of the Repurchase Shares set forth opposite such Seller’s name on Schedule A hereto hereunder.

(d)          Receipt of Information. THE SELLER ACKNOWLEDGES THAT IT (I) HAS MADE THE DECISION TO SELL THE REPURCHASE SHARES SET FORTH OPPOSITE SUCH SELLER’S NAME ON SCHEDULE A HERETO VOLUNTARILY AND WITHOUT INDUCEMENT BY THE COMPANY AND THAT THE REPURCHASE AMOUNT IS THE SUBJECT OF NEGOTIATION BETWEEN THE SELLERS AND THE COMPANY AND DOES NOT NECESSARILY REPRESENT THE FAIR MARKET VALUE OF THE REPURCHASE SHARES, (II) HAS UNDERTAKEN A THOROUGH EVALUATION OF THE TRANSACTIONS CONTEMPLATED HEREBY, (III) IS AN INFORMED AND SOPHISTICATED ENTITY FAMILIAR WITH TRANSACTIONS SIMILAR TO THOSE CONTEMPLATED BY THIS AGREEMENT, AND (IV) HAS HAD AN OPPORTUNITY TO CONSULT WITH LEGAL AND FINANCIAL EXPERTS REGARDING THE TRANSACTIONS CONTEMPLATED HEREBY. THE SELLER ACKNOWLEDGES THAT NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES HAVE MADE ANY REPRESENTATIONS OR WARRANTIES TO THE SELLER RELATING TO THE COMPANY, ITS BUSINESS, FINANCIAL PERFORMANCE OR PROSPECTS, AND THE SELLER HAS NOT RELIED UPON ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY NATURE MADE BY OR ON BEHALF OF OR IMPUTED TO THE COMPANY.

(e)         No Material Non-public Information. The Seller is not in possession of any material, non-public information relating to the Company. The Seller acknowledges that the Company may be in possession of material non-public information about the Company and its subsidiaries not known to the Seller and the Seller hereby waives any and all claims and causes of action now or hereafter arising against the Company based upon or relating to any alleged non-disclosure of such information and further covenants not to assert any claims against or to sue the Company or any of its directors, officers, employees, agents or affiliates for any loss, damage or liability arising from or relating to its offer and sale of the Repurchase Shares set forth opposite such Seller’s name on Schedule A hereto pursuant to this  Agreement arising out of, based upon or in connection with any alleged non-disclosure of such information. It is understood and agreed that the Company makes no representation or warranty to the Seller whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company or any of its subsidiaries, or with respect to the value of the Repurchase Shares other than the representations and warranties contained in Section 3.

(f)          No Continuing Rights. The Seller acknowledges that the Repurchase Amount represents the entire consideration to be paid for the Repurchase Shares and that, after the Closing, the Seller shall have no further rights with respect to the Repurchase Shares (other than the right to receive the Seller’s pro rata portion of the Repurchase Amount).

(g)          Further Cooperation. The Seller agrees that it shall (i) make, execute, acknowledge and deliver all such other agreements, consents, orders, receipts, notices, requests, instructions, certificates, letters and other documents as may be necessary to consummate the transactions contemplated by this Agreement; and (ii) in general, to take such further action as the Company may reasonably request to vest title to the Repurchase Shares set forth opposite such Seller’s name on Schedule A hereto in the Company.

(h)          Tax Matters. The Seller has had the opportunity to review with its tax advisors the federal, state and local tax consequences of the Repurchase and the transactions contemplated by this Agreement. The Seller is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Seller understands that the Seller (and not the Company) shall be responsible for the Seller’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

(i)          No Brokers. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any agreement made by or on behalf of the Seller.

SECTION 3. COMPANY REPRESENTATIONS AND WARRANTIES. In connection with the Repurchase, the Company represents and warrants to the Sellers as follows:

(a)          Authorization and Enforceability. The Company has full power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)          No Conflicts; No Consents or Approvals. The Company’s execution of this Agreement and the consummation of the transactions contemplated hereby do not violate any order, writ, injunction or decree of any court, administrative agency or governmental body, and will not conflict with or result in a default under any agreement, order, or decree, or the like, to which the Company is a party or by which the Company may be bound or affected. The Company is not subject to any restraint or limitation upon the purchase of the Repurchase Shares, and no consent from any person, entity or governmental agency or authority is required for the purchase of the Repurchase Shares hereunder.

(c)          No Brokers. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any agreement made by or on behalf of the Company.

(d)          No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 3, NEITHER THE COMPANY NOR ANY OTHER PERSON ON BEHALF OF THE COMPANY MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR WITH RESPECT TO ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF THE COMPANY.

SECTION 4. MISCELLANEOUS

(a)          Survival. The representations and warranties set forth in Sections 2 and 3 above shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the recipient of such representations and warranties.

(b)          Sellers’ Tax Obligations. The Sellers shall be solely responsible for paying any and all taxes and any related penalties, fines and interest arising out of or related to the transactions contemplated hereby, including, without limitation, any capital gains or income taxes arising from the sale of the Repurchase Shares to the Company (collectively, the “Tax Obligations”). Each of the Sellers shall indemnify and hold harmless the Company, its directors, employees, officers, agents and affiliates from and against its Tax Obligations and all cost, expense, liability and loss (including, without limitation, reasonable attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by the Company or such other parties in connection with such Tax Obligations, including, without limitation, the cost of defending itself in any suit or proceeding, whether civil, criminal, administrative or investigative in connection with such Tax Obligations.

(c)          Successors and Assigns; Third Party Rights. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and the Sellers and their respective successors and assigns, whether or not any such persons have become party to this Agreement or have agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof. This Agreement is made solely for the benefit of the parties to this Agreement and their respective permitted successors and assigns, and no other persons shall have or acquire any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

(d)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to agreements among Delaware residents made and to be performed entirely within the State of Delaware.

(e)          Exclusive Jurisdiction; Waiver of Jury Trial. Each of the parties agrees that any legal action or proceeding with respect to this Agreement may be brought in the federal and state courts located in the State of Delaware, and, by execution and delivery of this Agreement, each party to this Agreement irrevocably submits itself in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the parties irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each party consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address below its name on the signature pages attached hereto and agrees that such service upon receipt will constitute good and sufficient service of process or notice thereof. Nothing in this paragraph will affect or eliminate any right to serve process in any other manner permitted by law. To the fullest extent permitted by law, each party hereto waives any and all rights such party may have to a jury trial with respect to any dispute arising under this Agreement or the transactions contemplated hereby.

(f)          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signature pages shall be accepted as originals for all purposes hereof.

(g)          Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Sellers. Any amendment or waiver effected in accordance with this section shall be binding upon each party hereto (and any successors or assigns).

(h)          Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 4(h)).

(i)         Further Action. Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

(j)          Entire Agreement. This Agreement contains the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof except as expressly referred to herein.

(k)          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(l)          Expenses. Each of the parties hereto shall bear its own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY: HG HOLDINGS, INC.

By:	/s/ Steven A. Hale II
Name:	Steven A. Hale II
Title:	Chief Executive Officer

Address for notices pursuant to Section 4(h): 2115 E. 7th Street Suite 101 Charlotte, NC 28204 Attn: Chief Financial Officer

SELLERS: SOLAS CAPITAL PARTNERS, LP By: Solas Capital Management, LLC, its investment manager

By:	/s/ Tucker Golden
Name:	Frederick Tucker Golden
Title:	Portfolio Manager

SOLAS CAPITAL PARTNERS II, LP By: Solas Capital Management, LLC, its investment manager

By:	/s/ Tucker Golden
Name:	Frederick Tucker Golden
Title:	Portfolio Manager

BLACKWELL PARTNERS, LLC By: Solas Capital Management, LLC, its investment manager

By:	/s/ Tucker Golden
Name:	Frederick Tucker Golden
Title:	Portfolio Manager

Address for notices pursuant to Section 4(h): 1063 Post Road, 2nd Floor Darien, CT 06820

[Signature Page to Stock Repurchase Agreement]

Schedule A

Seller	Shares of Common Stock (Prior to Giving Effect to the Repurchase)	Repurchase Shares
Solas Capital Partners, LP	77,237	24,571
Solas Capital Partners II, LP	139,220	78,980
Blackwell Partners, LLC	948,592	298,771
Total	1,165,049	402,322